SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      July 17, 1997
                                                       ------------------

                          The CIT Group Holdings, Inc.
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               (Exact name of registrant as specified in its charter)


      Delaware                1-1861                       13-2994534
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      (State or other         (Commission             (IRS Employer
      jurisdiction of         File Number)            Identification No.)
      incorporation)


                           1211 Avenue of the Americas
                            New York, New York 10036
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Registrant's telephone number, including area code     (212) 536-1390
                                                      --------------------


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           (Former name or former address, if changed since last report)

Item 5.     Other Events.
            -----------------

            See attached press release.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          THE CIT GROUP HOLDINGS, INC.
                                          ----------------------------
                                          (Registrant)


                                          By /s/ JOSEPH M. LEONE
                                          ----------------------------
                                          Joseph M. Leone
                                          Executive Vice President and
                                          Chief Financial Officer

Dated:  July 17, 1997

[Logo of The CIT Group, Inc.]


                                         Contact:  Joseph M. Leone
                                                   Chief Financial Officer
                                                   (201) 740-5752

FROM:      THE CIT GROUP HOLDINGS, INC.
           1211 AVENUE OF THE AMERICAS
           NEW YORK, NY  10036

FOR IMMEDIATE RELEASE
---------------------

               THE CIT GROUP REPORTS RECORD SECOND QUARTER AND SIX
               ---------------------------------------------------
         MONTH EARNINGS; INCREASES OF 29% and 24% FROM THE 1996 PERIODS
         --------------------------------------------------------------


      NEW YORK, NEW YORK, July 17, 1997 --- The CIT Group Holdings, Inc., one of the nation's largest commercial and consumer lending organizations, today reported record net income of $93.7 million for the second quarter of 1997, a 29.4% increase from the $72.4 million reported for 1996. Six months earnings totaled a record $163.8 million, up 23.9% from $132.2 million in 1996. The improvements reflect growth in net finance income from a higher level of earning assets and a gain on the sale of an equity interest acquired in a loan workout.

      "Once again, CIT's expertise and broad based approach to lending served us well as we generated record profits and further strengthened our overall financial position during the quarter," said Albert R. Gamper, Jr., president and chief executive officer. "While earnings were bolstered by a one time gain, core operating fundamentals remain strong. Our performance reflects the creativity and discipline of our people. These qualities along with an efficient infrastructure and effective marketing make it possible to "raise the bar"," added Gamper.



Financial highlights for 1997:

    Return on average financing and leasing assets ("AEA") for the second quarter of 1997 was 2.07%, up from 1.79% for the second quarter of 1996. Return on AEA for the first six months of 1997 was 1.83% compared to 1.64% for the same period of 1996.

    Earning assets, primarily comprised of finance receivables, operating lease equipment and consumer finance receivables held for sale, totaled $19.4 billion at June 30, 1997, up 4.4% from $18.6 billion at year end 1996. The increase was due to strong consumer loan originations and additions to the operating lease portfolio. For the first six months of 1997, AEA increased to $17.9 billion, up 10.7% from $16.1 billion in the 1996 period.

   Net finance income rose to $218.3 million (4.82% of AEA) in the second quarter of 1997 compared to $197.3 million (4.87% of AEA) in the second quarter of 1996. For the six months ended June 30, 1997, net finance income increased to $432.3 million (4.84% of AEA) from $392.7 million (4.87% of AEA) in 1996. The changes reflect increases in AEA and lower borrowing costs, offset by lower yields as the marketplace continues to be highly competitive.

    Fees and other income totaled $49.4 million in the second quarter of 1997 compared to $73.2 million in 1996. For the six months ended June 30, 1997, fees and other income decreased $18.8 million to $107.1 million. The declines reflect lower securitization activity during the first half of 1997 and lower gains in the venture capital portfolio.

    Earnings included a $58.0 million pre-tax gain on sale of an equity interest acquired in a loan workout. The loan was originated to a telecommunications company in the 1980's which subsequently went into default. The Corporation received all amounts due in 1991 and retained an equity interest in the company which was sold in June 1997.

    Salaries and general operating expenses for the second quarter of 1997 totaled $110.6 million compared to $97.6 million for the second quarter of 1996. As a percentage of AEA, salaries and general operating expenses were 2.44% compared to 2.41% in the second quarter of 1996. Salaries and general operating expenses for the six months ended June 30, 1997 were $210.5 million (2.36% of AEA) compared to $193.5 million (2.40% of AEA) during 1996. The increases are primarily the result of a provision for vacant leased office space recorded in the second quarter of 1997 and higher personnel related costs.

   Net credit  losses  during  the second  quarter  of 1997 were $29.9  million,
       0.68% of average finance receivables, compared to $23.7 million, 0.59% of average finance receivables, for the second quarter of 1996. Year-to-date net credit losses totaled $55.5 million, 0.65% of average finance receivables, compared to $49.1 million, 0.62% of average finance receivables in 1996.

    Depreciation on operating lease equipment for the second quarter and six months of 1997 was $33.9 million and $66.0 million, compared to $28.8 million and $56.3 million for the corresponding 1996 periods.

    Finance receivables on nonaccrual status declined to $107.1 million (0.64% of finance receivables) at June 30, 1997 from $119.6 million (0.70% of finance receivables) at the end of 1996. Finance receivables past due 60 days or more also decreased during the first six months to $284.1 million (1.69% of finance receivables) at June 30, 1997, from $292.3 million (1.72% of finance receivables) at December 31, 1996.

    Assets received in  satisfaction of loans decreased to $44.5 million at June
       30, 1997 from $47.9 million at December 31, 1996.

    Total nonperforming assets, comprised of finance receivables on nonaccrual status and assets received in satisfaction of loans, as a percentage of finance receivables, were 0.90% at June 30, 1997, down from 0.99% at December 31, 1996.

   The reserve for credit losses increased to $221.9 million (1.32% of finance receivables) at June 30, 1997 from $220.8 million (1.30% of finance receivables) at December 31, 1996.

   The ratio of total debt to stockholders' equity, including the redeemable preferred securities of subsidiary trust, was 6.27 to 1 at June 30, 1997 compared to 7.04 to 1 at December 31, 1996.

   The CIT Group Holdings, Inc. is owned 80 percent by The Dai-Ichi Kangyo Bank, Limited, one of the largest banks in the world, and 20 percent by The Chase Manhattan Corporation, the largest bank holding company in the United States.

                (SEE ATTACHED TABLES FOR ADDITIONAL FINANCIAL DATA)
                                      # # #

                  THE CIT GROUP HOLDINGS, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                          (Dollar Amounts in Millions)



                                               Three Months Ended
                                                   June 30,
                                      1997   % to AEA       1996   % to AEA
                                 ----------  --------   --------  --------

Finance income                   $   451.9     9.89%*  $   403.9      9.92%*
Interest expense                     233.6     5.07*       206.6      5.05 *
                                 ---------     ----    ---------      ----

  Net finance income                 218.3     4.82        197.3      4.87

Fees and other income                 49.4     1.09         73.2      1.81
Gain on sale of equity interest
acquired in loan workout              58.0     1.28        -            -
                                 ---------     ----    ----------     ----

  Operating revenue                  325.7     7.19        270.5      6.68
                                 ---------     ----    ----------     ----

Salaries and general operating
expenses                             110.6     2.44         97.6      2.41

Provision for credit losses           29.0     0.64         26.6      0.66

Depreciation on operating lease
equipment                             33.9     0.75         28.8      0.71

Minority interest in subsidiary
trust holding solely debentures
of the company                         4.8     0.11         -          -
                                 ---------     ----    ---------      ----

  Operating expenses                 178.3     3.94        153.0      3.78
                                 ---------     ----    ---------      ----

Income before provision for
income taxes                         147.4     3.25        117.5      2.90

Provision for income taxes            53.7     1.18         45.1      1.11
                                 ---------     ----    ---------      ----

  Net income                     $    93.7     2.07%   $    72.4      1.79%
                                 =========     ====    =========      ====

Average financing and leasing
assets (AEA)                     $18,132.7             $16,192.3


* Excludes interest income and interest expense relating to interest-bearing deposits.

                  THE CIT GROUP HOLDINGS, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                          (Dollar Amounts in Millions)



                                                   Six Months Ended
                                                       June 30,
                                        1997  % to AEA      1996    % to AEA
                                     -------  --------    --------  --------

Finance income                     $   889.0     9.87%*  $   806.5      9.94%*
Interest expense                       456.7     5.03*       413.8      5.07 *
                                   ---------     ----    ---------      ----

  Net finance income                   432.3     4.84        392.7      4.87

Fees and other income                  107.1     1.20        125.9      1.56
Gain on sale of equity interest
acquired in loan workout                58.0     0.65          -        -
                                   ---------     ----    ----------     ----


  Operating revenue                    597.4     6.69        518.6      6.43
                                   ---------     ----    ---------      ----

Salaries and general operating
expenses                               210.5     2.36        193.5      2.40

Provision for credit losses             56.0     0.63         54.4      0.67

Depreciation on operating lease
equipment                               66.0     0.74         56.3      0.70

Minority interest in subsidiary
trust holding solely debentures
of the company                           6.7     0.07         -           -
                                   ---------     ----    ----------     ----

  Operating expenses                   339.2     3.80        304.2      3.77
                                   ---------     ----    ---------      ----

Income before provision for
income taxes                           258.2     2.89        214.4      2.66

Provision for income taxes              94.4     1.06         82.2      1.02
                                   ---------     ----    ---------      ----

  Net income                       $   163.8     1.83%   $   132.2      1.64%
                                   =========     ====    =========      ====

Average financing and leasing
assets (AEA)                       $17,870.0             $16,146.3


* Excludes interest income and interest expense relating to interest-bearing deposits.

                  THE CIT GROUP HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                          (Dollar Amounts in Millions)



                                                     June 30,      December 31,
                                                        1997              1996
                                               -------------       -----------
Assets
Financing and leasing assets
Loans
   Commercial                                       $ 9,776.3        $10,195.6
   Consumer                                           3,100.1          3,239.0
Lease receivables                                     3,938.3          3,562.0
                                                    ---------        ---------
   Finance receivables                               16,814.7         16,996.6
Reserve for credit losses                              (221.9)          (220.8)
                                                    ----------       ---------
   Net finance receivables                           16,592.8         16,775.8
Operating lease equipment, net                        1,573.0          1,402.1
Consumer finance receivables held for sale              950.1            116.3
Cash and cash equivalents                               252.0            103.1
Other assets                                            585.7            535.2
                                                    ---------        ---------
   Total assets                                     $19,953.6        $18,932.5
                                                    =========        =========

Liabilities and Stockholders' Equity
Debt
Commercial paper                                    $ 6,377.8        $ 5,827.0
Variable rate senior notes                            3,261.5          3,717.5
Fixed rate senior notes                               5,360.5          4,761.2
Subordinated fixed rate notes                           300.0            300.0
                                                    ---------        ---------
   Total debt                                        15,299.8         14,605.7
Credit balances of factoring clients                  1,089.1          1,134.1
Accrued liabilities and payables                        603.3            594.0
Deferred Federal income taxes                           520.8            523.3
                                                    ---------        ---------
   Total liabilities                                 17,513.0         16,857.1

Company-obligated mandatorily redeemable
preferred securities of subsidiary trust
holding solely debentures of the company                250.0             -

Stockholders' equity
Common stock - authorized, issued and
   outstanding - 1,000 shares                          250.0            250.0
Paid-in capital                                        573.3            573.3
Retained earnings                                    1,367.3          1,252.1
                                                    ---------        ---------
   Total stockholders' equity                        2,190.6          2,075.4
                                                    ---------        ---------
   Total liabilities and stockholders' equity       $19,953.6        $18,932.5
                                                    =========        =========